EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2006 relating to the financial statements which appears in the 2005 Annual Report to Shareholders of TBS International Limited, which is incorporated by reference in TBS International Limited’s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the incorporation by reference of our report dated February 28, 2006 relating to the financial statement schedules, which appears in such Annual Report on From 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
September 18, 2006

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